UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 23, 2020

Stanley Black & Decker, Inc.

(Exact Name of Registrant as Specified in its Charter)

Connecticut	001-5224	06-0548860
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Stanley Drive, New Britain, Connecticut	06053
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (860) 225-5111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock - $2.50 Par Value per Share	SWK	New York Stock Exchange
Corporate Units	SWP	New York Stock Exchange
Corporate Units	SWT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item	1.01 Entry into a Material Definitive Agreement.

Amendments to Credit Facilities

On April 23, 2020 (the “Effective Date”), Stanley Black & Decker, Inc., a Connecticut corporation (the “Company”) entered into (i) Amendment No. 1 (the “Amendment to the 364-Day Credit Agreement”) to the 364-Day Credit Agreement (the “364-Day Credit Agreement”), dated as of September 11, 2019, by and among the Company, the initial lenders named therein and Citibank, N.A. as administrative agent for the lenders, and (ii) Amendment No. 1 (the “Amendment to the Five Year Credit Agreement” and together with the Amendment to the 364-Day Credit Agreement, the “Amendments”) to the Amended and Restated Five Year Credit Agreement (the “Five Year Credit Agreement” and together with the 364-Day Credit Agreement, the “Credit Agreements”), dated as of September 12, 2018, by and among the Company, the initial lenders named therein and Citibank, N.A. as administrative agent for the lenders. Under the 364-Day Credit Agreement, the Company has a $1 billion credit facility and, under the Five Year Credit Agreement, the Company has a $2.0 billion credit facility.

Each of the Amendments amends the definition of “EBITDA” to include and be increased by the following amounts incurred during any fiscal quarter from and including the second quarter of FY2020 through and including the second quarter of FY2021 (collectively, the “Applicable Adjustment Addbacks”):

(i)	restructuring charges,

(ii)	charges for facility closures,

(iii)	acquisition and integration charges related to mergers and acquisitions, including those associated with the Consolidated Aerospace Manufacturing, LLC transaction,

(iv)	charges associated with the Company’s voluntary retirement program,

(v)	charges associated with the Company’s supplemental unemployment plan,

(vi)	charges associated with the Company’s security business transformation, and

(vii)	charges associated with the Company’s margin resiliency program.

The Applicable Adjustment Addbacks may not exceed $500,000,000 in the aggregate.

The Credit Agreements require the Company to maintain an interest coverage ratio of 3.50 to 1.00. The Amendments reduce the interest coverage ratio that the Company must maintain to 2.50 to 1.00 for the period from and including the second quarter of FY2020 through the end of FY2021.

Pursuant to the Amendments, the Company has paid each of the lenders executing the Amendments a one-time amendment fee in an amount equal to 5 basis points of each such executing lender’s commitment amount under each of the Credit Agreements.

The descriptions contained herein are summaries of certain material terms of the Amendments and are qualified in their entirety by reference to the Amendments attached as Exhibit 10.1 and Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1, dated as of April 23, 2020, to the Amended and Restated Credit Agreement, among the Company, the lenders named therein and Citibank, N.A. as administrative agent for the lenders.

10.2

Amendment No. 1, dated as of April 23, 2020, to the Amended and Restated Five Year Credit Agreement, among the Company, the lenders named therein and Citibank, N.A. as administrative agent for the lenders.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stanley Black & Decker, Inc.

April 29, 2020	By:	/s/ Janet M. Link
	Name:	Janet M. Link
	Title:	Senior Vice President, General Counsel and Secretary